Exhibit 99.1

SIM Acquisition Corp. I Announces Letter of Intent with AIT for deSPAC Business Combination

NEW YORK, April 28, 2026 - SIM Acquisition Corp. I (Nasdaq: SIMA) (“SIM”) today announced the execution of a non-binding letter of intent (“LOI”) with American Industrial Technologies, Inc. (“AIT”), a Nevada corporation, for a proposed deSPAC business combination.

Among other segments, AIT will operate Q1, which is a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. Building on its deep relationships with Tier 1 and Tier 2 carriers, AIT has scaled a robust Third-Party Logistics and Fourth-Party Logistics and e-commerce infrastructure that supports global distribution across the United States, Europe, and Latin America. For more information about AIT, visit www.weareAIT.com

“After more than three decades in telecom, we’re proud to be at the center of bringing manufacturing back to the United States while simultaneously expanding our footprint across Europe and Latin America,” said John Chiorando, CEO and Founder of AIT. “Our next chapter is about developing new verticals around drones and secure, encrypted devices built for law enforcement, government, and enterprise agencies. We believe that partnering with SIM will help AIT accelerate its move into these new channels.”

Anthony Hayes, Chairman of SIM stated, “We believe AIT’s evolution into a fully integrated provider of hardware, logistics, and secure connectivity solutions creates a unique value proposition in today’s market. Their established carrier relationships, combined with new investments in U.S.-based production and advanced technologies, position the business at the intersection of several critical industry shifts. We are pleased to take this important step towards a potential business combination.”

Non-Binding Letter of Intent

The LOI is non-binding and subject to the execution of definitive agreements, completion of due diligence, required approvals, and customary closing conditions. There can be no assurance that a transaction will be completed.

Exclusivity

The parties have agreed to an initial 45-day exclusivity period to undertake due diligence and negotiate a definitive Business Combination Agreement.

About SIM Acquisition Corp I

SIM Acquisition Corp. I is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Its board of directors is comprised of Anthony Hayes, David Kutcher, Kyle Haug, Matthew Saker and Jarrett Gorlin.

Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the potential business combination between SIM and AIT. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These factors include, but are not limited to, whether a definitive agreement for the proposed business combination transaction will be entered into; whether such business combination transaction, or any other contemplated transaction, may be completed with different terms, in an untimely manner, or not at all; whether the parties will be able to realize the benefits of the proposed business combination transaction described herein; market and other conditions. The parties do not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in SIM’s Annual Report on Form 10-K and periodic reports filed with the SEC. All of SIM’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof, and the parties assume no obligation to update or revise these statements unless otherwise required by law.

No Offer or Solicitation

This press release is not a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential business combination and will not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, SIM intends to file a registration statement on Form S-4 with the SEC. Investors are urged to review these materials when available at www.sec.gov.

Contacts:

SIM Acquisition Corp. I

https://www.simspacs.io/spacs/sim-acquisition-corp

spac@sauvegarder.io